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                                                                    Exhibit 99.1


                                 VOTE REVOCATION
                                  SERVICO, INC.

               ANNUAL MEETING OF SHAREHOLDERS - SEPTEMBER 18, 1998

         By executing this Vote Revocation, the undersigned shareholder of Servico, Inc. ("Servico") certifies to Servico that with respect to the vote taken at the Annual Meeting of Shareholders of Servico held on September 18, 1998 (the "Annual Meeting") on the proposal for the "Approval of the Amended and Restated Agreement and Plan of Merger pursuant to which Servico, Inc. and Impac Hotel Group, L.L.C. will become wholly owned subsidiaries of Lodgian, Inc.":

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
1.  [ ]  I did not vote on the proposal at the               OR           [ ]      I voted on the proposal at the Annual
         Annual Meeting.                                                           Meeting as follows:

                                                                                   [ ]    FOR
                                                                                   [ ]    AGAINST
                                                                                   [ ]    ABSTAIN

2.  [ ]  I now wish to change my vote on the proposal as follows:

         [ ]    FOR
         [ ]    AGAINST
         [ ]    ABSTAIN

DO NOT SUBMIT THIS VOTE REVOCATION UNLESS YOU WISH TO CHANGE YOUR VOTE.

YOU MAY CHANGE YOUR VOTE ONLY WITH RESPECT TO THE FOREGOING PROPOSAL. CHANGING YOUR VOTE ON THAT PROPOSAL WILL HAVE NO EFFECT ON
THE APPROVAL OF THE OTHER MATTERS CONSIDERED AT THE ANNUAL MEETING.

                                                               The undersigned acknowledges receipt of the accompanying Supplement to Joint Proxy Statement/Prospectus dated November____, 1998.

                                                               Dated: ____________________________________, 1998

                                                               Signature of Shareholder(s)

                                                               Print Name(s)Here

                                                               (Please sign exactly as name or names appear hereon. Full title of one signing in representative capacity should be clearly designated after signature. Names of all joint holders should be written even if signed by only one.)

                PLEASE COMPLETE, DATE, SIGN AND MAIL THIS VOTE REVOCATION IN THE ENVELOPE PROVIDED
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